Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data gives effect to Supertel Hospitality, Inc.’s (“Supertel”) acquisition of six hotels from Independent Property Operators of America, LLC (“IPOA”) which occurred on November 7, 2005 and November 30, 2005, by the application of the pro forma adjustments to our historical consolidated financial statements. The purchase price allocated to the acquired hotels is based on preliminary estimates and is also subject to change.

The pro forma consolidated balance sheet gives effect to the consummated transactions as if the transactions had occurred on September 30, 2005. The pro forma consolidated statements of operations are presented as if the transactions had occurred on January 1, 2004. Supertel is a self-administered real estate investment trust and the unaudited pro forma consolidated financial data is presented on the assumption that Supertel distributes at least 90% of its taxable income to its shareholders and does not incur federal income tax liability for the periods presented. In the opinion of Supertel’s management, all adjustments necessary to reflect the effects of these consummated transactions have been made.

The unaudited pro forma consolidated financial data is presented for comparative purposes only and is not necessarily indicative of what would have been Supertel’s actual consolidated financial position or results on the date and for the periods presented and does not purport to represent Supertel’s future consolidated financial position or results. The unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by Supertel’s historical consolidated financial statements and notes herein and the historical consolidated financial statements and notes of the acquired hotels.

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet (Unaudited)

(In thousands)

September 30, 2005

	Historical Supertel	Acquisitions Pro Forma Adjustments		Supertel After Acquisitions Pro Forma Consolidated
ASSETS
Investments in hotel properties	$171,096	$32,340	[a]	$203,436
Less accumulated depreciation	53,999	—		$53,999

	117,097	32,340		149,437
Cash and cash equivalents	575	—		575
Accounts receivable	1,301	—		1,301
Prepaid expenses and other assets	1,890	—		1,890
Deferred financing costs, net	1,549	400	[b]	1,949

	$122,412	$32,740		$155,152

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$7,451	$—		$7,451
Long-term debt	70,902	32,740	[b]	103,642

	78,353	32,740		111,093

Minority interest in consolidated partnerships	3,595	—		3,595

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 25,000,000 shares authorized; 12,064,283 shares outstanding	121	—		121
Additional paid-in capital	51,626	—		51,626
Distributions in excess of retained earnings	(11,283)	—		(11,283)

	40,464	—		40,464

	$122,412	$32,740		$155,152

See accompanying notes to Pro Forma Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005

(dollar amounts in thousands)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisition of the six hotels.

(a)	To reflect the acquisition of the six hotels from IPOA under the purchase method of accounting:

Purchase price for the six hotels of $32,309 less $169 of imputed interest from the 0% interest IPOA loan	$32,140
Estimated acquisition costs	200

Total	$32,340

(b)	The purchase of five hotels was funded, in part, by a $14,830 new long-term mortgage note payable. The note has monthly payments based on 25 year amortization with the balance due and payable on November 11, 2015, and a fixed interest rate of 5.97%. The purchase of the sixth hotel was funded, in part, by the assumption of an existing mortgage note on the hotel in the principal amount of $6,123 and receipt of a one-year interest-free loan from IPOA in the amount of $3,000 ($2,831 using an imputed 5.97% interest rate). The existing mortgage note on the sixth hotel was entered into in May 2002, has monthly payments based on a 20 year amortization rate, with the balance due and payable on June 1, 2012. As of November 1, 2005, the existing mortgage note bears interest of 7.41% and the interest rate per annum changes each month to a rate of interest equal to 3.32% above the one month average weekly yield for London Interbank Offered Rate (LIBOR).

The remainder of the purchase price for the five hotels of approximately $5,399 plus $200 of acquisition related costs and $400 of deferred financing costs was borrowed from the revolving credit facility with Great Western Bank. The remainder of the purchase price of $2,957 for the sixth hotel was also be borrowed from the same revolving credit facility. The revolving credit facility bears an interest rate equal to the national prime rate which was 7% at November 7, 2005.

In summary:
new mortgage note	$14,830
assumed mortgage note	6,123
seller note	2,831
borrowing from revolving credit facility:
purchase price	8,356
acquisition related costs	200
deferred financing costs	400

Total	$32,740

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In thousands, except per share amounts)

For the Year Ended December 31, 2004

	Historical Supertel	Acquisitions Pro Forma Adjustments		Supertel After Acquisitions Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$57,634	$10,644	[a]	$68,278
Other	175	—		175

	57,809	10,644		68,453

EXPENSES
Hotel and property operations	41,242	7,101	[a]	48,343
Depreciation and amortization	6,418	1,146	[b]	7,564
General and administrative	2,134			2,134
Termination and relocation costs	1,169	—		1,169

	50,963	8,247		59,210

EARNINGS FROM CONTINUING OPERATIONS BEFORE NET GAINS (LOSSES) ON DISPOSITIONS OF ASSETS, MINORITY INTEREST AND INTEREST EXPENSE	6,846	2,397		9,243
Net gains (losses) on dispositions of assets	(12)	—		(12)
Interest expense	(5,559)	(2,153)[c]		(7,712)
Minority interest	(218)	—		(218)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,057	244		1,301
Income tax expense (benefit)	(242)	—		(242)

EARNINGS FROM CONTINUING OPERATIONS	1,299	244		1,543
Earnings from discontinued operations-net of income taxes	678	—		678

NET EARNINGS	1,977	244		2,221

Net earnings available to common shareholders	$1,977	$244		$2,221

Weighted average shares outstanding	12,054			12,054

Net earnings per share	$0.16			$0.18

Reconciliation of net earnings to FFO (d)
Net earnings available to common shareholders	$1,977			$2,221
Depreciation	6,488			7,634
(Gains) losses on disposition of real estate assets	(733)			(733)

FFO (d)	$7,732			$9,122

FFO per basic share	$0.64			$0.76

FFO per diluted share	$0.64			$0.76

See accompanying notes to Pro Forma Consolidated Statement of Operations.

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In thousands, except per share amounts)

For the Nine Months Ended September 30, 2005

	Historical Supertel	Acquisitions Pro Forma Adjustments		Supertel After Acquisitions Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$45,679	$8,142	[a]	$53,821
Other	127	—		127

	45,806	8,142		53,948

EXPENSES
Hotel and property operations	31,336	5,506	[a]	36,842
Depreciation and amortization	4,982	859	[b]	5,841
General and administrative	1,825	—		1,825

	38,143	6,365		44,508

EARNINGS FROM CONTINUING OPERATIONS BEFORE NET GAINS (LOSSES) ON DISPOSITIONS OF ASSETS, MINORITY INTEREST AND INTEREST EXPENSE	7,663	1,777		9,440
Net gains (losses) on dispositions of assets	1	—		1
Interest expense	(4,245)	(1,615)[c]		(5,860)
Minority interest	(181)	—		(181)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,238	162		3,400
Income tax expense (benefit)	235	—		235

EARNINGS FROM CONTINUING OPERATIONS	3,003	162		3,165

NET EARNINGS	3,003	162		3,165
Net earnings available to common shareholders	$3,003	$162		$3,165

Weighted average shares outstanding	12,062			12,062
Net earnings per share	$0.25			$0.26
Reconciliation of net earnings to FFO (d)
Net earnings available to common shareholders	$3,003			$3,165
Depreciation	4,982			5,841
(Gains) losses on dispositions of real estate assets	(1)			(1)

FFO (d)	$7,984			$9,005

FFO per basic share	$0.66			$0.75

FFO per diluted share	$0.66			$0.75

See accompanying notes to Pro Forma Consolidated Statement of Operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

for the Year Ended December 31, 2004 and Nine Months Ended September 30, 2005

(dollar amounts in thousands, except per share amounts)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisition of the six hotels.

(a)	To reflect operations of the six hotels using the audited historical financial statements for the hotels for the year ended December 31, 2004 and nine months ended September 30, 2005 and adjusting those numbers for specific verifiable and continuing changes in operating expenses.

	December 31, 2004				September 30, 2005
	Historical Total	Adjustments		Pro Forma Adjustments	Historical Total	Adjustments		Pro Forma Adjustments
Room rentals and other hotel services	$10,644	$—		$10,644	$8,142	$—		$8,142

Hotel and property operations	$7,431	(194	)(i)		$5,690	(87	)(i)

		(163	)(ii)			(117	)(ii)
		27	(iii)	$7,101		20	(iii)	$5,506

(i)	To reflect cost reductions resulting from the terms of the company’s agreement with Royal Host Management which will eliminate the cost of an excess administration position and reduce the cost of the management fee to 4% for these properties.
(ii)	The company obtained insurance coverage for the six hotels which cost less than that previously charged to the properties by the seller.
(iii)	To increase the cost of the franchise fees by .25% in accordance with newly executed franchise agreements.

(b)	To reflect pro forma depreciation and amortization based on the depreciable basis of the company’s acquisition cost assuming asset lives of 39 years for buildings and five years for furniture, fixtures and equipment.

(c)	To reflect interest expense including amortization of deferred financing cost related to a $14,830 long-term mortgage note payable, at 5.97% per annum, $6,123 of assumed mortgage note payable at 7.41% per annum, $3,000 of an interest-free seller note ($2,831 using an inputed interest rate of 5.97%) and $8,956 of borrowings from the company’s revolving credit facility, at 7% per annum.

If the variable rates of the mortgages and revolving credit facility were to increase by 1/8%, the annual fluctuation of interest expense would be $17.

(d)	Funds from operations, or FFO, is a non-GAAP financial measure. The company considers FFO to be a market accepted measure of operating performance of an equity real estate investment trust that is necessary, along with net earnings, for an understanding of the company’s operating results. FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding gains (or losses) from sales of real estate, plus depreciation and amortization of real estate assets. The company believes its method of calculating FFO complies with the NAREIT definition. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the company’s liquidity, nor is it indicative of funds available to fund the company’s cash needs, including its ability to pay dividends or make distributions. All real estate investment trusts do not calculate FFO in the same manner; therefore, the company’s calculation may not be the same as the calculation of FFO for similar real estate investment trusts.

The company uses FFO as a performance measure to facilitate a periodic evaluation of its operating results relative to those of its peers, who, like Supertel Hospitality, Inc., are typically members of NAREIT. The company considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the company believes that FFO provides a meaningful indication of our performance.